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                                                                   EXHIBIT 10(a)

                [Letterhead of Sutherland Asbill & Brennan LLP]
                          1275 Pennsylvania Ave., N.W.
                              Washington, DC 20004




                                 August 23, 2002

VIA EDGARLINK

Board of Directors
Farmers New World Life Insurance Company
3003 - 77th Avenue, S.E.
Mercer Island, WA  98040

Ladies and Gentlemen:

        We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information for the Farmers Variable Annuity that has been incorporated by reference into this Post-Effective Amendment No. 4 to the registration statement on Form N-4 for the Farmers Annuity Separate Account A (File Nos. 333-85183; 811-09547). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Very truly yours,

                                        Sutherland Asbill & Brennan LLP



                                        By:    /s/ Mary Jane Wilson-Bilik
                                               ---------------------------------
                                               Mary Jane Wilson-Bilik